Exhibit 99.1

Contact:

Mary McGowan

Summit IR Group Inc.

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mary@summitirgroup.com

Stratex Networks Comments on Preliminary Fourth Quarter

Fiscal 2005 Financial Results

SAN JOSE, Calif., April 14, 2005 – Stratex Networks, Inc. (Nasdaq: STXN), a leading provider of wireless transmission solutions, announced today that it is revising certain guidance for the fiscal fourth quarter of 2005, ended March 31, 2005.

Stratex Networks’ expects revenue for the fourth quarter of fiscal year 2005 of between $42 million and $43 million. During the March quarter, shipments and orders of certain legacy products to a large European customer reached levels that are expected to result in volume discounts that are larger than previously estimated. Therefore, the company expects to record approximately a $3 million reduction in revenue and gross margin during the fourth quarter of FY05 to recognize this occurrence. On Jan. 27, 2005, the company said during its quarterly conference call that it expected revenue of $46 million to $49 million in the fourth quarter.

The company also expects to report that cash usage for the fiscal fourth quarter 2005 continued to improve in line with previous forecasts.

“The performance of the company, based on preliminary information, continues to be encouraging. Despite the reduction to fourth quarter revenue and gross margins as noted above, our outlook for financial improvements in fiscal 2006 remains unchanged. Total orders, especially orders for Eclipse, were strong for the March quarter,” said Chuck Kissner, chairman and chief executive officer of Stratex Networks, Inc. “Our new Eclipse network edge solution began shipping on schedule and in the volumes anticipated. This is a key milestone as it is expected to deliver better financial performance to us and to our customers. As a result, in our regularly scheduled conference call on May 5, we intend to provide more definitive expectations for the timing of profitability during FY06.”

Stratex Networks acknowledges that its anticipated results are preliminary, based on the best information currently available and subject to completion of preparation of the financial statements and audit of its year-end financial results. Due to the recording of the reduction to revenue and margins in the fourth quarter, and the proximity to reporting actual results, Stratex is not providing additional earnings guidance for the fiscal fourth quarter at this time.

Quarterly Conference Call Scheduled for May 5

Stratex Networks management will hold a conference call to discuss the details of the company’s financial results for the fourth quarter of fiscal 2005 on Thursday, May 5 at 5:00 p.m. Eastern Time. Those wishing to join should dial 303-262-2130 (password: Stratex) at approximately 4:50 p.m. A replay of the call will be available starting one hour after the completion of the call until May 12, 2005. To access the replay, dial 303-590-3000 (pass code: 11027231#). A live and an archived webcast of the conference call will also be available via the company’s Web site at www.stratexnet.com

About Stratex Networks

With headquarters in San Jose, California, Stratex Networks, Inc. is one of the world’s leading providers of high-speed wireless transmission solutions. Since it was founded in 1984, Stratex Networks has achieved international recognition for quality, innovation, and technical superiority in delivering data, voice, and video communication systems, including comprehensive service and support. Stratex Networks, with its broad product offering and worldwide sales and support organization, is strategically positioned to serve its customers’ needs in wireless high-capacity transmission technology. Additional information is available at www.stratexnet.com .

Safe Harbor Statement

This press release contains statements that qualify as “forward-looking statements” under the Private Securities Litigation Reform Act of 1995, including statements relating to the Company’s expectations regarding the continued rollout, orders and future sales and revenues resulting from Eclipse; revenues and gross margins including gross margin improvements resulting from Eclipse; sales volume related to the rollout of Eclipse network edge solution; and the Company’s future financial performance. These forward-looking statements are based on current expectations and the Company assumes no obligation to update this information. The Company’s actual results could differ materially from those anticipated in these forward-looking statements as a result of significant risks and uncertainties including unexpected delays in the schedule for shipments of Eclipse, negative trends in the general economic condition of the worldwide economy, order cancellations, postponements in product deliveries resulting in delayed revenue recognition, increased competition, downward pressures on the price of the Company’s products and services and the introduction of competing products and technologies. In addition, orders and backlog are not necessarily indicative of revenue in any future period. For a further discussion of these and other factors that impact the Company’s business in general, see the information provided under the heading “Factors That May Affect Future Financial Results” in the Company’s Quarterly Report on Form 10-Q for the period ended December 31, 2004, on file with the Securities and Exchange Commission.